SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a_6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a_11(c) or
     Section 240.14a_12

                       COLLEGE BOUND STUDENT ALLIANCE, INC.
                 (Name of Registrant as Specified in Its Charter)

                       COLLEGE BOUND STUDENT ALLIANCE, INC.
                    (Name of Person(s) Filing Proxy Statement)

                       COLLEGE BOUND STUDENT ALLIANCE, INC.
                       333 South Allison Parkway, Suite 100
                            Lakewood, Colorado  80226
                               (303) 804-0155

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 6, 2001

TO THE SHAREHOLDERS OF COLLEGE BOUND STUDENT ALLIANCE, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of College Bound Student Alliance, Inc., a Nevada corporation (the "Company"), will be held at the Company's headquarters at 333 South Allison Parkway, Suite 100, Lakewood, Colorado 80226, on Tuesday, February 6, 2001, at 10:00 a.m., Mountain Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of KPMG LLP as the Company's independent auditors; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.001 par value Common Stock of the Company of record at the close of business on December 22, 2000, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   JEROME M. LAPIN, CHIEF EXECUTIVE OFFICER

Lakewood, Colorado
December 22, 2000

                       COLLEGE BOUND STUDENT ALLIANCE, INC.
                       333 South Allison Parkway, Suite 100
                            Lakewood, Colorado  80226
                               (303) 804-0155

                        ------------------------------
                                PROXY STATEMENT
                        ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 6, 2001

                                GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of College Bound Student Alliance, Inc., a Nevada corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's headquarters at 333 South Allison Parkway, Suite 100, Lakewood, Colorado 80226, on Tuesday, February 6, 2001, at 10:00 a.m., Mountain Time, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about January 3, 2001.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report for the fiscal year ended July 31, 2000, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                       SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.001 par value Common Stock, with each share entitled to one vote. Only shareholders of record at the close of business on December 22, 2000, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On December 22, 2000, the Company had 23,684,404 shares of its $.001 par value Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's $.001 par value common stock owned beneficially, as of December 22, 2000, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director and Executive Officer of the Company, and by all Directors and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                                                Percent of
Name and Address of Owner           Number of Shares Owned      Class (1)
-------------------------           ----------------------      ----------

Chartwell International, Inc.            7,330,369               30.95%
333 South Allison Parkway, Ste 100                                (2)
Lakewood, CO 80226

Janice A. Jones                         11,131,170               47.00%
333 South Allison Parkway, Ste 100                                (3)
Lakewood, CO 80226
Vice President - Corporate
 Development, Corporate Secretary
 and Director

John J. Grace                            3,800,801               16.05%
333 South Allison Parkway, Ste 100                                (4)
Lakewood, CO 80226
Chief Financial Officer

Scott G. Traynor                         2,000,000                8.44%
5690 Buckleigh Point
Suwanee, GA  30024

Kevin W. Gemas                           1,352,000                5.59%
1001 W. Glen Oaks Lane                                            (5)
Suite 108
Mequon, WI 53092

Jerome M. Lapin                            500,000                2.08%
333 South Allison Parkway, Ste 100                                (6)
Lakewood, CO 80226
CEO and Director

Rick N. Newton                             255,000                1.07%
333 South Allison Parkway, Ste 100                                (7)
Lakewood, CO 80226
Chairman of the Board

Peter Lambert                                    0                  --
3130 Wilshire Boulevard, 4th Floor
Santa Monica, CA 90400
Director

Harris Ravine                                    0                  --
333 South Allison Parkway, Ste 100
Lakewood, CO 80226
Director

Officers and Directors as a group       11,883,170               48.93%
(6 Persons)
_________________

(1) This table is based on 23,684,404 shares of common Stock outstanding on December 22, 2000. Where the persons listed on this table have the right to obtain additional shares of common stock within 60 days from December 22, 2000, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other Person.

(2) According to a Form 10-SB filed by Chartwell International, Inc., Dr. Janice A. Jones is the beneficial owner of 48% of Chartwell's common stock. Dr. Jones is an officer and director of Chartwell. William R. Willard is a director of Chartwell. These officers and directors may be deemed to have beneficial ownership of the shares owned of record by Chartwell.

(3) Includes 7,330,369 shares held by Chartwell International, Inc., 392,801 shares owned of record by John J. Grace (the spouse of Janice A. Jones), shares issuable upon an option held by Mr. Grace to purchase 200,000 shares from Chartwell, shares issuable upon an option held by Dr. Jones to purchase 600,000 shares from Chartwell, 1,500,000 shares owned of record by Family Jewels II Limited Partnership (an entity owned and controlled by Dr. Jones), and the right to convert debt into 1,000,000 shares held by The Chartwell Group, Inc. (a company owned and controlled by Dr. Jones). Dr. Jones disclaims beneficial ownership of the shares beneficially held by her husband John J. Grace.

(4) Includes 392,801 shares owned of record by John J. Grace, 108,000 shares held of record by Janice A. Jones, his wife, shares issuable upon an option held by Mr. Grace to purchase 200,000 shares from Chartwell, shares issuable upon an option held by Janice A. Jones to purchase 600,000 shares from Chartwell, 1,500,000 shares owned of record by Family Jewels II Limited Partnership (an entity owned and controlled by Janice A. Jones), and the right to convert debt into 1,000,000 shares held by the Chartwell Group, Inc. (a company owned
       and controlled by Janice A. Jones).   Mr. Grace disclaims beneficial
       ownership of shares beneficially owned by his wife.

(5) These shares are owned of record by Kevin W. Gemas and Wayne O. Gemas as joint tenants. Includes shares issuable upon exercise of an option to purchase 500,000 shares. Includes 352,000 shares held in escrow to secure payment of certain notes.

(6) Includes 100,000 shares held directly and 400,000 shares issuable upon exercise of currently exercisable options.

(7) Includes shares issuable upon exercise of an option to purchase 200,000 shares.

     The Company knows of no arrangement or understanding, the operation of which may at a subsequent date result in a change of control of the Company.

                             ELECTION OF DIRECTORS

     Effective at the Annual Meeting of Shareholders, the number of Directors of the Company will be reduced to five (5) Directors. The Board of Directors recommends the election as Directors of the five (5) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the current members of the present Board of Directors has been nominated for reelection. The person named as "Proxy" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

Name                           Age       Position
----                           ---       --------

Jerome M. Lapin                71        Chief Executive Officer, Chairman
                                         of the Board and Director

Janice A. Jones                52        Executive Vice President - Corporate
                                         Development, Corporate Secretary and
                                         Director

Rick N. Newton                 48        Director

Peter Lambert                  49        Director

Harris Ravine                  58        Director

     There is no family relationship between any Director or Executive Officer of the Company except that Janice A. Jones and John J. Grace are wife and husband.

     Effective December 1, 2000, the Company established an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Harris Ravine and Peter Lambert. The Compensation Committee currently consists of Rick N. Newton and Peter Lambert.

     Set forth below are the names of all Directors and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     JEROME M. LAPIN has been Chief Executive Officer and a Director since August 1999, and Chairman of the Board since December 1, 2000. From January 1994 to July 1999, Mr. Lapin was President, CEO and Chairman of the Board of Directors of American Coin Merchandising Corporation, a publicly traded company, (symbol ACMI), based in Boulder, Colorado. Mr. Lapin was a co-founder of International House of Pancakes in 1958. In 1966, he retired to Australia where he pursued private business interests including World Hosts Pty, Ltd., which owned Caprice Restaurant and established Orange Julius in Australia. In 1978 Mr. Lapin returned to the United States and became President and CEO of Topsy's International, Inc., Kansas City, Missouri, which acquired the Tastee Freez chain of 800 units. He was also President of Sanwa Foods, Inc., a soup manufacturer in Los Angeles that was subsequently acquired by Campbell Soups.

     JANICE A. JONES, Ph.D., is our co-founder, and has been a Director since 1997 and our corporate secretary since 1998. She was appointed Vice-President
- Corporate Development in March 2000. In addition, she founded and has been a director of Chartwell International, Inc. since its inception in 1984 and its Chief Executive Officer since 1990, as well as President and a director of National College Recruiting Association, Inc. In 1979 she formed The Chartwell Group, Inc., an investment banking and financial relations firm serving emerging growth companies. Dr. Jones was engaged in investor relations for several companies from 1973 to 1982 including Cameron & Associates from 1976 to 1980. Dr. Jones holds Ph.D., 1980, and Masters, 1976, degrees in Social Sciences from Yeshiva University, and a B.A., 1973, from Hunter College. She received the Hunter College Hall of Fame Award in 1986. Dr. Jones devotes her full-time to our business and that of Chartwell.

     RICK N. NEWTON has been a Director since April 1999, and served as Chairman of the Board from April 1999 to December 2000. From November 1996 to March 1999, he was Director of Corporate Finance Services at American Express Co., Denver, Colorado. From April 1990 to October 1996, he was CEO of Systems Science Institute. Mr. Newton has more than 28 years of multi-industry experience ranging from start-up to Fortune 500 companies, and is primarily responsible for our acquisition of CBS-Athletes. He graduated from the University of Colorado with a Degree in Engineering. Mr. Newton devotes approximately 20% of his time to our business.

     PETER LAMBERT has been a Director since May 2000. Since May 1999, Mr. Lambert has been the Executive Vice President and Chief Financial Officer of Century Media, Inc., a television advertising agency based in Santa Monica, California. From 1973 to 1997, Mr. Lambert was a commercial banker, primarily with Lloyds Bank (1973 to 1978), The Bank of California (1978 to 1986), and Imperial Bank (1992 to 1997), handling a wide variety of businesses including real estate developers, commercial property owners, service companies, sports teams, high net-worth individuals, talent agencies, production companies, restaurateurs, and collectors of corporate jets and thoroughbreds. Since 1997, Mr. Lambert has been the Chief Financial Officer, and one of the principal owners, of Century Entertainment, LLC, which provides consulting services to entrepreneurs in the film services business that is highly concentrated in Los Angeles. Mr. Lambert has an MBA from Loyola Marymount University in Los Angeles, and a Bachelor's Degree in Business Administration from the University of Southern California. Mr. Lambert also graduated from Stanford's Graduate School of Credit and Financial Management and the University of Oklahoma's National Commercial Lending School.

     HARRIS RAVINE has been a Director since December 1, 2000. Mr. Ravine became a partner of In_Fusion, an advisory services firm, in June 2000. From May 1997 to January 2000, Mr. Ravine was the Chairman and Chief Executive Officer of Andataco/IPL Systems Inc. Mr. Ravine had been Managing Director of BI Capital, Limited and Technology Investment Officer with The Broe Companies, a real estate investment company from June 1994 to April 1997. Prior thereto, Mr. Ravine was employed by Storage Technology Corporation, a computer manufacturer, in various capacities, including Executive Vice President, Chief Administrative Officer and Group Officer for Midrange Markets from June 1992 to January 1994.

     JOHN J. GRACE is co-founder of our Company and became our Chief Financial Officer in September 2000. Mr. Grace has worked with us in an advisory capacity since inception on a variety of matters including acquisitions, development of products and services, managerial appointments and finance. Prior to 1993, Mr. Grace was a trustee at the Center for the New West, a think tank, and was a Senior Fellow there in 1995-1996 and the Executive Director in 1996 before joining Chartwell and our Company in senior advisor roles. Prior to this, Mr. Grace was a Managing Partner at Price Waterhouse Coopers where he spent 28 years in various senior positions. He is 57 years old.

     The Company's Directors hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

     During the fiscal year ended July 31, 2000, the Company's Board of Directors held six formal meetings. Each Director was in attendance at at least 75% of the meetings of the Board of Directors held during the period they were Directors, except that William R. Willard, a former Director, attended 67% of the meetings held.

     The Company's executive officers hold office until the next annual meeting of the directors of the Company which is currently scheduled for February 6, 2001. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors or nominees was selected as an officer or director or nominee for director of the Company.

REPORT OF AUDIT COMMITTEE

     Since the Audit Committee was established on December 1, 2000, the Committee has not yet been called upon to: review and discuss the Company's audited financial statements with management; discuss with the Company's independent auditors any disclosures required by Independence Standards Board No. 1 regarding auditors' independence; discuss with the Company's independent auditors any matters that are required by Statement on Auditing Standards No. 61; or recommend to the Board of Directors that audited financial statements be included in the Company's annual report to be filed with the Securities and Exchange Commission.

     The Audit Committee does not have a charter.

     The Audit Committee currently consists of Harris Ravine and Peter Lambert. Both of the current members of the Audit Committee are considered to be "independent directors" under the listing standards established by the Nasdaq Stock Market.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a Director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that Jerome Lapin and Peter Lambert filed Form 3's late.

                            EXECUTIVE COMPENSATION

                                                        SUMMARY COMPENSATION TABLE

                                    Annual Compensation                  Long-Term Compensation
                            -------------------------------------   ---------------------------------
                                                                          Awards              Payouts
                                                                    -----------------------   -------
                                                        Other       Restricted   Securities
                                                        Annual        Stock      Underlying              All Other
Name and Principal                                   Compensation    Award(s)     Options/     LTIP     Compensation
    Position         Year   Salary ($)   Bonus ($)       ($)           ($)        SARS (#)    Payouts       ($)
------------------   ----   ----------   ---------   ------------   ----------   ----------   -------   ------------

Jerome M. Lapin (1)  2000    $80,000       $-0-          $-0-        $-0-         550,000       $-0-        $-0-
                               Chief Executive
 Officer and
 Director

Kevin Gemas (2)      1999    $90,000       $-0-          $-0-        $-0-         $-0-          $-0-        $-0-
 Interim President

William Kroske (3)   1999    $62,000       $-0-          $-0-        $-0-         $-0-          $-0-        $-0-
 President           1998    $64,500       $-0-          $-0-        $-0-         $-0-          $-0-        $-0-


--------------
(1) Mr. Jerome M. Lapin became our Chief Executive Officer in August 1999.

(2) Mr. Kevin Gemas served as our Interim President from April 1999 to August
    1999.

(3) Mr. William Kroske was our President from June 1997 to April 1999.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                        Individual Grants

                        Number of       % of Total
                        Securities      Options/SARs
                        Underlying      Granted to      Exercise or
                        Options/SARs    Employees in    Base Price     Expiration
      Name              Granted(#)      Fiscal Year     $/Share)       Date
      ----              ------------    ------------    -----------    -----------
Jerome M. Lapin           500,000           42%           $.272        08/09/2004
 Chief Executive           50,000            4%           $.50         08/09/2003
 Officer and
 Director

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                           Securities
                                           Underlying       Value of Unexer-
                    Shares                 Unexercised      cised in-the
                    Acquired               Options          Money Options/
                    On                     SARs at FY-End   SARs at FY-End
                    Exercise   Value       Exercisable/     Exercisable/
     Name           (Number)   Realized    Unexercisable    Unexercisable
     ----           --------   --------    --------------   ---------------

Jerome M. Lapin      -0-        -0-       250,000/300,000   $2,313/$2,313
 Chief Executive
 Officer and
 Director

COMPENSATION OF DIRECTORS

      From April 1997 through July 2000, we issued 8,000 restricted shares of common stock quarterly to each of Janice Jones, William Willard, and John Grace as compensation for their services as Directors and advisors. Beginning May 1, 2000, quarterly compensation of Directors was changed to $500 in cash plus, at the option of the Director, either 1,500 restricted shares of Common Stock or an option to purchase 3,000 shares of Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     In February 1999, we entered into a employment agreement with Arthur D. Harrison, to serve as interim Chief Financial Officer, pursuant to which he was paid $15 per hour payable upon receipt of his billing invoice; $35 per hour payable upon receipt of financing of at least $750,000; and $90 per hour in the form of a warrant or stock option based on current offering valuation. Mr. Harrison received partial payments for his services in the form of shares of common stock based on the prevailing market price at the time. Through May 2000, he has been issued 100,526 shares of stock valued at $19,276. Mr. Harrison had agreed to defer 50% of his compensation until we received additional financing. However, he resigned effective May 1, 2000, and on May 4, 2000, he was given a note for $4,186 for the balance of his deferred compensation. The note is due November 4, 2000 and accrues interest at 10% per annum.

     In April 1999, we entered into an employment agreement with Rick Newton to serve as Chairman of the Board of Directors. Pursuant to the terms of the agreement, Mr. Newton received 55,000 restricted shares of common stock upon acceptance of his employment and an option to purchase up to 1,000,000 shares of common stock at $0.50 per share. The option is exercisable for a five-year period and vests at the rate of 200,000 shares per year. Upon reaching operating profitability of $100,000 per year, Mr. Newton was to receive an annual salary of $25,000. On August 10, 1999, the Board of Directors rescinded the five-year option to purchase up to 1,000,000 shares, but granted Mr. Newton the option to purchase up to 60,000 shares at $0.50 per share, this amount vested on the commencement of his employment. This option expires April

16, 2004. On May 31, 2000, Mr. Newton was granted a five-year option to purchase up to 250,000 shares at $0.50 per share. This option is vested as to 140,000 shares and will vest as to the remaining 110,000 shares on April 19, 2001.

     On August 9, 1999, we entered into an Employment and Stock Option Agreement with Jerome M. Lapin, the Chief Executive Officer. Mr. Lapin's employment agreement renews automatically for successive one-year terms unless his employment is terminated. He is paid an annual salary of $60,000 and was granted five-year options to purchase 500,000 shares of common stock at $0.272 per share, half of which vested on August 9, 1999 and the remainder of which vested on August 9, 2000. Mr. Lapin has agreed that during his employment with us and for a period of three years from the termination of his employment that he will not directly or indirectly, own, manage, operate, control, be employed by, perform services for, consult with, solicit business for, participate in, or be connected with the ownership, management, operation, or control of (i) any business which is materially similar to or competitive with our business in the United States or (ii) any of our then existing vendors, affiliates, or customers in the United States. Mr. Lapin's salary was increased effective March 1, 2000 to $80,000 per year. Effective August 1, 2000, his salary was increased to $170,000 per year. He was also granted an additional option to acquire 50,000 shares exercisable at $0.50 per share, vesting March 1, 2001. Mr. Lapin has deferred payment of his salary. At July 31, 2000, $67,053 in salary had been accrued.

     On August 16, 2000, we entered into a letter agreement with John J. Grace, the spouse of Janice Jones and an officer, director, and principal shareholder, with regard to his compensation for services rendered July 1, 1999 through December 31, 1999. Mr. Grace billed us for actual time worked at the rate of $100 as follows: $25 per hour payable upon receipt of billings, $50 per hour payable upon receipt of financing of $500,000 or more, and $25 per hour in stock. For the fiscal years ending July 31, 1999 and July 31, 2000, Mr. Grace earned $-0- and $107,750, respectively, and received $22,000 in March 2000. Mr. Grace has agreed to defer receipt of compensation until we receive additional financing. Mr. Grace agreed to become our CFO commencing September 1, 2000. His salary structure is substantially the same.

     Beginning March 2000, Dr. Jones is paid an annual salary of $50,000. She has agreed to defer 24% of her compensation until we receive additional financing.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1997, we entered into an agreement with National College Recruiting Association, Inc. ("NCRA"), a wholly-owned subsidiary of Chartwell International, Inc. Chartwell International was at the time and still is one of our principal shareholders. Chartwell became our sole stockholder in early 1996 when it acquired our stock. Dr. Janice A. Jones, a CBSA officer and director, is and was at the time the Agreement was entered into, an officer, director and principal shareholder of Chartwell. NCRA granted us an exclusive license for the use, rights, and interests in and to all of the assets constituting the business of NCRA, along with the rights to sell new and service existing franchises of NCRA and to publish the Blue Chip Illustrated magazine. The term of the Agreement is for five years, with unlimited five-year renewals under the same terms and conditions. As consideration for the license, we paid NCRA $310,000 plus 2.5% of gross revenue from licensed operations. This agreement was amended on August 1, 2000. Under the amended agreement we guarantee a royalty payment of $12,500 per month and 1.0% for revenue that exceeds ten ($10) million dollars. In addition, NCRA has agreed to defer one half of its royalty fee until the time our working capital exceeds $1 million dollars. As of July 31, 2000, $21,000 of the $310,000 was still owed to NCRA for license fee payments and is included in notes payable and due to related parties.

     From June 1997 through July 31, 2000, we leased office space on a month-to-month basis from Chartwell International, Inc. Rental expense was $80,319 and $37,545 for the years ended July 31, 2000 and 1999, respectively. Beginning August 1, 2000, we entered into a new lease with an unaffiliated party.

     On February 26, 1998, we entered into a Management Services Agreement with Chartwell International, Inc. Chartwell agreed to raise capital for us as required; provide accounting and financial services; provide acquisition services; communicate with major investors, business partners and legal counsel; assist in the utilization of trade credits; assist in the preparation of business plans; and assist with external promotional announcements. We agreed to pay Chartwell $7,500 per month beginning February 1, 1998 until our revenue exceeds $4,000,000 per year. At that time, Chartwell's fee would increase to 2-1/2% of total revenue. We also agreed to reimburse Chartwell for its out of pocket expenses incurred on our behalf. Management fee expense was $52,500 and $90,000 for the years ended July 31, 2000 and 1999, respectively. This agreement was terminated February 29, 2000. We owe $11,906 of this Management fee in the form of a note payable.

     On March 29, 1999, in connection with the acquisition of CBS-Athletes, we entered into an Employment Agreement with Kevin Gemas. Under the terms of the Agreement, Mr. Gemas is to be employed by us for an initial term of five years, with annual extensions thereafter by mutual consent of the parties, at an annual salary of $90,000, subject to annual review. In addition, Mr. Gemas receives a standard benefit package (health insurance, vacation pay, sick pay, etc.) and an automobile allowance of $1,100 per month. Beginning in April 2000, he is entitled to participate in our executive management bonus and stock option plans, when such plans are instituted.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of KPMG LLP audited the financial statements of the Company for the fiscal year ended July 31, 2000, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of KPMG LLP, the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that a representative of KPMG LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representative will be available to respond to appropriate questions from shareholders.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ending July 31, 2000, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                FOR THE ANNUAL MEETING TO BE HELD IN FEBRUARY 2002

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in February 2002 must be received at the offices of the Company, 333 South Allison Parkway, Suite 100, Lakewood, Colorado 80226, no later than August 22, 2001, in order to be included in the Company's proxy statement and proxy relating to that meeting.


                                   JEROME M. LAPIN, CHIEF EXECUTIVE OFFICER
Lakewood, Colorado
December 22, 2000

                     COLLEGE BOUND STUDENT ALLIANCE, INC.

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jerome M. Lapin with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of College Bound Student Alliance, Inc. held of record by the undersigned on December 22, 2000, at the Annual Meeting of Shareholders to be held on February 6, 2001, or any adjournment thereof.

     1.  Election of Directors:

     [ ] FOR all nominees listed below (except as marked to the contrary) [ ] WITHHOLD authority to vote for all the nominees listed below:

            Janice A. Jones                    Rick N. Newton
            Peter Lambert                      Harris Ravine
            Jerome M. Lapin
[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of KPMG LLP as the Company's independent auditors.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     3. To transact such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 2001.
                                    ________________________________________

                                    ________________________________________
                                    Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLLEGE BOUND STUDENT ALLIANCE, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.